                                                                   EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Matrix Pharmaceutical, Inc. 1988 Restricted Stock Plan in our report dated January 21, 2000, with respect to the consolidated financial statements for Matrix Pharmaceutical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  Ernst & Young LLP

Palo Alto
June 16, 2000


                                      -9-